UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TWO HANDS CORPORATION
(Name of small business issuer in its charter)
Delaware	42-1770123
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

33 Davis Avenue, Level 2 Toronto, Ontario, Canada M4M 2A9 (Address of principal executive offices)
(416) 357-0399 (Issuer’s telephone number) Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which registered:
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [ X ]

Securities Act registration statement file number to which this form relates: 333-167667

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001 per share

(Title of class)

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

For a description of the common stock, par value $0.0001 per share, of Two Hands Corporation, a Delaware corporation (the “Registrant”), being registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, the information set forth under the caption “Description of Securities” contained in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-167667) declared effective by the Securities and Exchange Commission (the “Commission”) on October 14, 2010 is incorporated by reference herein.

Item 2. Exhibits.

Exhibit No.:	Description of Exhibit:	Filed as an Exhibit and Incorporated by Reference Herein:
3.1	Certificate of Incorporation filed with the Delaware Secretary of State on April 3, 2009	Exhibit 3.1 to Form S-1 (File No.: 333-167667) filed June 22, 2010
3.2	Certificate of Amendment filed with the Delaware Secretary of State on August 8, 2019	Exhibit 3.3 to Form 10-Q (File No.: 333-167667) filed August 14, 2013
3.3	Certificate of Amendment filed with the Delaware Secretary of State on July 27, 2016	Exhibit 3.1 to Form 8-K (File No.: 333-167667) filed September 1, 2016
3.4	Certificate of Amendment filed with the Delaware Secretary of State on August 27, 2018	Exhibit 3.1 to Form 8-K (File No.: 333-167667) filed September 10, 2018
3.5	Series A Convertible Preferred Stock Certificate of Designation filed with the Delaware Secretary of State on August 6, 2013	Exhibit 4.2 to Form 10-Q (File No.: 333-167667) filed August 14, 2013
3.6	Bylaws of the Registrant dated April 3, 2009	Exhibit 3.2 to Form S-1 (File No.: 333-167667) filed June 22, 2010

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SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TWO HANDS CORPORATION
Date: June 14, 2019	By: /s/ Nadav Elituv Name: Nadav Elituv Title: Chief Executive Officer (Principal Executive Officer)

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